UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2016

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 8.01.	Other Events.
On August 16, 2016, Buffalo Wild Wings, Inc. issued a press release announcing that its Board of Directors approved a new share repurchase program authorizing the repurchase of up to $375 million shares of its outstanding common stock from time to time on the open market or in privately negotiated transactions. This new share repurchase program expires on May 10, 2020 and replaced a similar authorization approved by the Board of Directors in November 2015. The company also announced that it is targeting a leverage ratio of up to 1.5 times debt to EBITDA and that it intends to increase its line of credit facility to $500 million by the fourth quarter of 2016.
The press release announcing the new share repurchase program is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
99.1    Press Release dated August 16, 2016 announcing the new share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

Date: August 16, 2016	By	/s/ Emily C. Decker
Emily C. Decker
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release dated August 16, 2016 announcing the new share repurchase program.	Filed Electronically